                                                                   EXHIBIT 10.31

                            STOCKHOLDERS AGREEMENT
                            ----------------------


          THIS AGREEMENT is made as of June 9, 1994, by and among Global Imaging Systems Inc., a Delaware corporation (the "Company") and the stockholders listed on the Schedule of Holders attached hereto and their permitted assigns and such
       -------------------
other purchasers of the Class A Common Stock, $.01 par value per share ("Class A Common"), and the Class B Common Stock, $.01 par value per share ("Class B Common": collectively the Class A Common and the Class B Common are sometimes collectively referred to as the "Common Stock"), of the Company who may become parties hereto from time to time and their permitted assigns (collectively referred to as the "Stockholders" and individually as a "Stockholder"). Capitalized terms used herein are defined in paragraph 7 hereof.

          The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholders' Common Stock may be transferred.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   BOARD OF DIRECTORS.
               ------------------

               (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of his or its Common Stock and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                    (i) the authorized number of directors on the Board shall be established at four (4) directors;

                    (ii) the following persons shall be elected to the Board:
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                           (A)  three representatives designated by GTCR, so
                    long as GTCR remains a Qualified Holder, and

                           (B)  the Chief Executive Officer of the Company.

                    (iii) the composition of the board of directions of each of the Company's subsidiaries (a "Sub Board") shall be the same as that of the Board, unless a different composition is approved by at least 75% of the members of the Board;

                    (iv) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder shall be effective only upon the written request of the party entitled to designate such representative pursuant to paragraph 1(a)(ii) above; provided that if GTCR ceases to be a Qualified Holder, any directors designated by GTCR may be removed by vote of the Stockholders holding a majority of the Stockholder Shares; and

                    (v) in the event that any representative designated pursuant to paragraph 1(a)(ii) for any reason ceases to serve as a member of the Board or a Sub Board during his term of office (other than a removal described in the proviso set forth in 1(a)(iv) above), the resulting vacancy on the Board or a Sub Board shall be filled by a representative designated pursuant to paragraph 1(a)(ii), and, in the case of GTCR ceasing to be a Qualified Holder, any resulting vacancy shall be filled by the Stockholders, determined by a vote of the Stockholders holding a majority of the Stockholder Shares then outstanding; and

                    (vi) in the event that GTCR elects not to designate any of the directors which it is entitled to designate in accordance with paragraph 1(a)(ii) above, the Stockholders agree not to vote to fill such vacancy other than with an individual designated by GTCR, as provided in paragraph 1(a)(ii).

               (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or a Sub Board or discharging any of such director's duties as a director of the Company or a Sub Board.

               (c) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of
(i) the tenth anniversary of the date hereof unless extended by the parties hereto in accordance with Section 218 of the Delaware General Corporation Law or
(ii) a Qualified Public Offering.

          2.   RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.
               ----------------------------------------------

               (a)  TRANSFER OF STOCKHOLDER SHARES.  No Stockholder shall sell,
                    ------------------------------
transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares except pursuant to the provisions of this paragraph 2 or pursuant to a Public Sale. Each Stockholder agrees not to consummate any Transfer (other than a Public Sale) until 30 days

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after the later of the delivery to the Company and the other Stockholders of such Stockholder's Offer Notice or Sale Notice (if any), unless the parties to the Transfer have been finally determined pursuant to this paragraph 2 prior to the expiration of such 30-day period (the "Election Period").

                    (b)  FIRST OFFER RIGHT.  At least 30 days prior to making
                         -----------------
any Transfer of any Stockholder Shares (other than a Public Sale), the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (the "Offer Notice") to the Company and the other Stockholders (the "Other Stockholders"). The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred and the proposed terms (including price) and conditions of the Transfer (the "Minimum Sale Terms"). First, the Company may elect to purchase all (but not less than all) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholders and the Other Stockholders as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such ten-day period, the Other Stockholders may elect to purchase all (but not less than all) of such Stockholder Shares at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Stockholder as soon as practical, but in any event within 30 days after delivery of the Offer Notice. If the Other Stockholders have in the aggregate elected to purchase more than the number of Stockholder Shares being offered by the Transferring Stockholder, the shares shall be allocated among the Other Stockholders electing to purchase shares according to the ratio of each such Stockholders' Pro Rata Shares. If the Company or any Other Stockholders have elected to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period. If the Company and the Other Stockholders have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within 120 days after the expiration of the Election Period (the "Authorized Sale Period") and subject to the provisions of subparagraph (c) below, transfer such Stockholder Shares to one or more third parties at a price no less than the price per share specified in any Offer Notice and on other terms no more favorable to the transferees than offered to the Company and the Other Stockholders in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be pledged without the prior written consent of all Qualified Holders, which consent may be withheld in their sole discretion. Each Stockholder's "Pro Rata Share" shall be based upon such Stockholder's ownership percentage of all then outstanding Stockholder Shares. For purposes of this definition, all outstanding shares of Class A Common shall be treated as being converted into ten percent (10%) of the outstanding number of shares of Class B Common outstanding immediately following such conversion.

                    (c)  PARTICIPATION RIGHTS.  At least 30 days prior to any
                         --------------------
Significant Transfer of Stockholder Shares (other than a Public Sale or a Transfer pursuant to paragraph 2(b)), the Stockholder making such Significant Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders who hold Stockholder Shares (the "Other Stockholders"), specifying in reasonable detail the identity

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of the prospective transferee(s), the number and class of Stockholders Shares being transferred and the terms and conditions of the Significant Transfer. The Other Stockholders may elect to participate in the contemplated Significant Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Significant Transfer, the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Significant Transfer, at the same price and on the same terms (subject to the provisions of paragraph 2(d) below), a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such person by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Significant Transfer. For purposes of this calculation, all shares of Class A Common shall be treated as if converted into ten percent (10%) of the outstanding number of shares of Class B Common outstanding immediately following such conversion.

          For example, if the Sale Notice contemplated a sale of 60
          -----------
          shares of Class A Common by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all Stockholder Shares and if one Other Stockholder elects to participate and owns 40 shares of the Class B Common (representing 20% of all Stockholder Shares), the Transferring Stockholder would be entitled to sell 36 shares (30% + 50% x 60 shares) and the Other Stockholder would be entitled to sell 24 shares (20% + 50% x 60 shares).

Each Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Significant Transfer, and each Stockholder shall not transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Other Stockholders.

               (d)  TRANSFERS WHILE CLASS A COMMON IS OUTSTANDING. Without
                    ---------------------------------------------
limiting the generality of the other provisions of this paragraph 2, each Stockholder hereby agrees that so long as any Class A Common remains outstanding, the Other Stockholders who hold Class B Common shall not be allowed to participate in any Significant Transfer by a Class A Common Stockholder
under paragraph 2(c) above unless the consideration paid to the Transferring Stockholder for his shares of Class A Common exceeds the aggregate Unreturned Original Cost and Unpaid Yield on such Stockholder Shares; provided, further,
                                                           --------  -------
that in the event that holders of shares of both Class A Common and Class B Common are entitled to participate in any Significant Transfer of Stockholder Shares under paragraph 2(c), the price per share paid to each holder of Class A Common or Class B Common participating in such Significant Transfer shall be allocated among such classes of Common Stock in a manner determined in good faith by the Company's Board after taking into account the Unreturned Original Cost and Unpaid Yield on each share of Class A Common to be transferred and the relative distribution percentages of each class of Common Stock under Section 4.2.2(iii) of the Company's Certificate of Incorporation.

               (e) PERMITTED TRANSFERS. The restrictions contained in this
                   -------------------
paragraph 2 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of a Stockholder that is an individual, pursuant to applicable laws of descent and distribution or among such Stockholder's Family Group, (ii) in the case of a Stockholder that is not an individual, among its Affiliates (collectively referred to herein as "Permitted Transferees"), (iii) involving not more than 2% of the total Stockholder Shares then outstanding (on a fully diluted basis) in one or a series of related transactions or (iv) referred to or otherwise permitted by the Purchase Agreement. Notwithstanding the foregoing two sentences, the restrictions contained in this paragraph 2 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. "Family Group" means an individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the individual and/or the individual's spouse and/or descendants, and any such trust may transfer shares to the individual and/or members of the individual's immediate family in accordance with its terms.

               (f) TERMINATION OF RESTRICTIONS. The restrictions set forth in
                   ---------------------------
this paragraph 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, or (ii) the consummation of a Qualified Public Offering.

          3.   LEGEND. Each certificate evidencing Shareholder Shares and each
               ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Stockholders Agreement dated as of June ____ 1994, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 6 hereof.

          4.   TRANSFER. Prior to transferring any Stockholder Shares (other
               --------
than in a Public Sale) to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

          5.   SALE OF THE COMPANY.
               -------------------

               (a) If the Board and all Qualified Holders approved a Sale of the Company (the "Approved Sale"), the holders of Stockholder Shares will consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, the holders of Stockholder Shares will agree to sell their Stockholder Shares and all other equity securities of the Company held by such Stockholder on the terms and conditions approved by the Board and the Qualified Holders. The holders of Stockholder Shares will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company.

               (b) If, at any time after the fifth anniversary of this Agreement, (i) a Qualified Holder delivers an Offer Notice to the Other Stockholders of the type described in paragraph 2(b) above with respect to all of the Stockholder Shares then held by such Qualified Holder and (ii) the Company and the Other Stockholders do not elect to purchase all of such Stockholder Shares prior to the expiration of the Election Period, such Qualified Holder shall be entitled to give written notice to the Other Stockholders prior to the expiration of the Authorized Sale Period that such Qualified Holder intends to seek an Independent Third Party who will purchase all of the outstanding securities of the Company. If not later than 120 days after the expiration of the Authorized Sale Period the Qualified Holder identifies an Independent Third Party that has agreed to consummate prior to the termination of such 120-day period the purchase of all of the outstanding securities of the Company, such Qualified Holder shall be entitled to give written notice to the Other Stockholders that a Sale of the Company shall be deemed to have been approved in accordance with Section 5(a). In connection with such Approved Sale, holders of Stockholder Shares will consent to and raise no objections against the Approved Sale and the holders of Stockholder Shares will agree to sell their Stockholder Shares and all other equity securities of the Company held by such Stockholders on terms (including price) and conditions no less favorable than the Minimum Sale Terms (as defined below). The holders of Stockholders Shares will take all necessary and desirable actions in connection with the consummation of the Approved Sale.

               (c) The obligations of the holders of Stockholder Shares set forth in paragraph 5(a) and 5(b) above are subject to the satisfaction of the following conditions (the "Minimum Sale Terms"): (i) upon the consummation of the Approved Sale, all holders of the Class A Common will receive for each share of Class A Common held by such holder an amount equal to the sum of (A) the Unreturned Original Cost, (B) the Unpaid Yield and (C) its pro rata share of 10% of all net proceeds payable to the Stockholders from the Approved Sale (after satisfaction in full of the aggregate Unreturned Original Cost and Unpaid Yield on each outstanding share of Class A Common), (ii) upon the consummation of the Approved Sale, all holders of the Class B Common will receive for each share of Class B Common held by such holder an amount equal to its pro rata share of 90% of all net proceeds payable to the Stockholders from the Approved Sale (after satisfaction in full of the aggregate Unreturned Original Cost and Unpaid Yield on each outstanding share of Class A Common), (iii) upon the consummation of the Approved Sale, all of the holders of Class A Common will receive the same form and amount of consideration per share of Class A Common, or if any holders of Class A Common are given an option as to the form and amount of consideration to be received, all holders will be given the same option, (iv) upon the consummation of the Approved Sale, all of the holders of Class B Common will receive the same form and amount of consideration per share of Class B Common, or if any holders of Class B Common are given an option as to the form and amount of consideration to be received, all holders will be given the same option; and
(v) all holders of rights to acquire shares of Common Stock will be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (b) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Class A Common or Class B Common received by the holders of such class in connection with the Approved Sale less the exercise price per share of Common Stock of such rights to acquire Common Stock by (2) the number of shares of Class A Common or Class B Common represented by such rights.

               (d) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 of the Securities Act (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

               (e) Each Stockholder will bear its pro-rata share (based upon the amount of money received by each Stockholder for the sale of its shares) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by a Stockholder on its own behalf will not be considered costs of the transaction hereunder.

          6.   STOCKHOLDERS PREEMPTIVE RIGHTS. The Company hereby grants to each
               ------------------------------
Stockholder, its successors and Affiliates the right on the terms (including the limitations contained in paragraph (d) below) set forth below to purchase such Stockholder's Pro Rata Share of New Securities (as defined in subparagraph (a) below) which the Company may, after the date hereof, from time to time, propose to sell and issue for cash or other consideration.

               (a) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided,
                                                                    --------
however, that the term "New Securities" does not include:
-------

                    (i)    Common Stock under the Purchase Agreement;

                    (ii) equity securities issued pursuant to the acquisition of another corporation or entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation; provided, however, that such securities,
                                     --------  -------
          together with all other securities sold in reliance under this subparagraph (ii), do not exceed 20% of any class of the Corporation's Common Stock;

                    (iii) equity securities issued to financial institutions solely as consideration for and in connection with any credit facilities obtained by the Company;

                    (iv) equity securities issued (after all shares of New Stock have been sold pursuant to the Purchase Agreement) in order to ensure compliance with any of the Corporation's debt instruments or credit agreements;

                    (v) equity securities issued in connection with any stock split, stock dividend or reclassification of Common Stock distributable on a pro rata basis to all holders of Common Stock; and

                    (vi) up to 3,267.97 shares of Common Stock (subject to adjustment from time to time for any stock splits, stock dividends recombinations, mergers, reclassifications, recapitalizations or any similar event) sold or issued pursuant to options granted after the date hereof to any senior management personnel or directors or pursuant to any employee stock option plan entered into by the Company and approved by the Board.

               (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Stockholders, their successors and/or their Affiliates written notice of its intention, describing the type of New Securities, the consideration and the general terms upon which the Company proposes to issue the same. Each such Person shall have thirty (30) days from the date of receipt of any such notice to agree to purchase its Pro Rata Share of such New Securities for the cash or cash equivalent consideration and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any Stockholder, successor or Affiliate elects to purchase less than its Pro Rata Share of the New Securities so offered, the Pro Rata Share of such Stockholder, successor or Affiliates not so purchased may be elected to be purchased within such period by the other Stockholders, their successors or their Affiliates in such proportion as is agreed by such Stockholders, their successors or their Affiliates or, failing agreement, in proportion to the shares of outstanding Class B Common held by each Stockholder, successor or Affiliate desiring to purchase such New Securities.

               (c) In the event a Stockholder, successor or Affiliate fails to exercise the above rights within said thirty (30) day period, the Company shall have one hundred twenty

(120) days thereafter to sell the New Securities respecting which any such Person's private preemptive right was not exercised, at a cash or cash equivalent price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said one hundred twenty (120) day period, the Company shall not thereafter issue or sell any New Securities, without first offering a portion of such securities to the Stockholders, their successors and Affiliates as provided above.

               (d) The purchase rights granted under this paragraph 6 shall be exercisable only by a Stockholder and its successors and by an Affiliate if such Affiliate received at the time of transfer and continues to hold Class B Common representing at least two percent (2%) of the number of shares of Class B Common then issued and outstanding.

               (e) GTCR and the Company agree not to cause the issuance of any shares of New Securities prior to the time that GTCR has purchased its full commitment of New Stock pursuant to the Purchase Agreement unless such issuance is made as a result of any of the events described in clauses (i) through (vi) of paragraph 6(a) above.

          7.   DEFINITIONS.
               -----------

               "AFFILIATE" means, as to any Person, any other Person, entity or
                ---------
investment fund controlling, controlled by or under common control with such Person and any general partner of such person which is a partnership.

               "COMMON STOCK" means collectively, the Company's Class A Common
                ------------
and Class B Common.

               "GTCR" means Golder, Thoma, Cressey, Rauner Fund IV Limited
                ----
Partnership and its successors and Affiliates.

               "INDEPENDENT THIRD PARTY" means any person who, immediately prior
                -----------------------
to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis assuming conversion of the Preferred
Stock into Common Stock (a "5% Owner"), who is not controlling, controlled by or under common stock with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

               "NEW STOCK" shall have the meaning assigned to such term in the
                ---------
Purchase Agreement.

               "PERMITTED TRANSFEREE" shall have the meaning set forth in
                --------------------
paragraph 2(e) hereof.

               "PERSON" means an individual, a partnership, a corporation, an
                ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

               "PRO RATA SHARE" shall mean the ratio of (i) the number of
                --------------
shares of Class B Common owned by a Stockholder on such date to (ii) the total number of shares of Class B Common then outstanding.

               "PUBLIC SALE" means any sale of Stockholder Shares to the public
                -----------
pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

               "PURCHASE AGREEMENT" means that certain Equity Purchase
                ------------------
Agreement of even date herewith among the Company, GTCR and Thomas S. Johnson, as amended from time to time.

               "QUALIFIED HOLDER" means GTCR and any other Stockholder
                ----------------
(together with its Affiliates) so long as it owns at least 20% of each class of the then outstanding Class A Common and Class B Common.

               "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten
                -------------------------
public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate value of at least $5 million.

               "SALE OF THE COMPANY" means the sale of the Company to an
                -------------------
Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

               "SECURITIES ACT" means the Securities Act of 1933, as amended
                --------------
from time to time.

               "SECURITIES EXCHANGE COMMISSION" means the United States
                -------------------------------
Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

               "SIGNIFICANT TRANSFER" shall mean a Transfer in one transaction
                ---------------------
or a series of transactions of more than 10% of the then outstanding Stockholder Shares by a Qualified Holder.

               "STOCKHOLDER SHARES" means (i) any Common Stock purchased or
                ------------------
otherwise acquired by any Stockholder and (ii) any equity securities issued or issuable directly or indirectly with respect to the Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. For purposes of calculating any percentage of Stockholder Shares, all outstanding shares of Class A Common shall be deemed to be converted into 10% of the then outstanding Class B Common.


               "UNPAID YIELD" shall have the meaning assigned to such term in
                ------------
the Company's Certificate of Incorporation.

               "UNRETURNED ORIGINAL COST" shall have the meaning assigned to
                ------------------------
such term in the Company's Certificate of Incorporation.

          8.   TRANSFERS IN VIOLATION OF AGREEMENT.  Any Transfer or attempted
               ------------------------------------
Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          9.   AMENDMENT AND WAIVER.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Qualified Holders, and the holders of at least 70% of each class of Common Stock then outstanding. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          10.  SEVERABILITY.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          11.  ENTIRE AGREEMENT.  Except as otherwise expressly set forth
               ----------------
herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          12.  SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          13.  NEW STOCKHOLDERS. During the term of this Agreement, the Company
               ----------------
shall cause all purchasers of its Stock to become parties hereto, without the consent of any Stockholders hereto, by execution and delivery of a counterpart to this Agreement. All additional shares of Common Stock issued by the Company to such purchasers shall be deemed to be "Stockholder Shares" for purposes of this Agreement.

          14.  COUNTERPARTS. This Agreement may be executed in separate
               ------------
counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          15.  REMEDIES. The Company and the Stockholders shall be entitled to
               --------
enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          16.  GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION,
               -------------
VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

          17.  DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          18.  NOTICES. All notices, demands or other communications to be given
               -------
or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each Stockholder at the address indicated on the Schedule of Holders
                                                            -------------------
and to the Company at the address indicated below:

                    Global Imaging Systems Inc.
                    P.O. Box 273478
                    Tampa, Florida 33688-3478
                    Attention:  Chief Executive Officer
                    Telecopy:   (813) 264-7877

               With a copy to:

                    Christopher J. Hagan, Esq.
                    Davis, Graham & Stubbs
                    1225 New York Avenue, N.W.
                    Suite 1200
                    Washington, DC 20005-3919
                    Telecopy: (202) 293-4794

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

          19.  TERM OF AGREEMENT. The Term of this Agreement shall begin on the
               -----------------
date hereof and shall terminate on the first to occur of the following events:
(a) the written consent of all Stockholders; (b) the Sale of the Company; (c) a merger or other business combination involving the Company in which the Stockholders of the Company immediately prior to the effective time of such merger or business combination own less than 50% of the capital stock of the surviving corporation (determined on a fully diluted basis) immediately after the effective time of such merger or business combination or (d) the closing of a Qualified Public Offering; provided, that unless earlier terminated pursuant
                             --------
to clauses (a), (b), (c) or (d) above, the agreements set forth in Section 1 hereof shall terminate on the date 10 years after the date hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 GLOBAL IMAGING SYSTEMS INC.

                                 By:  /s/ Thomas S. Johnson
                                      --------------------------------
                                      Thomas S. Johnson,
                                      President and Chief Executive Officer

                                 GOLDER, THOMA, CRESSEY, RAUNER FUND IV LIMITED PARTNERSHIP

                                 By:  Golder, Thoma, Cressey, Rauner IV, L.P.
                                 Its: General Partner

                                 By:  Golder, Thoma, Cressey, Rauner, Inc.
                                 Its: General Partner

                                 By:  /s/ Carl D. Thoma
                                      --------------------------------
                                      Carl D. Thoma, Authorized Officer

                                 /s/ Thomas S. Johnson
                                 -------------------------------------
                                 Thomas S. Johnson

                                 /s/ Raymond Schilling
                                 -------------------------------------
                                 Raymond Schilling

                             SCHEDULE OF HOLDERS
                             -------------------

NAME                                    ADDRESS
----                                    -------

Golder, Thoma, Cressey, Rauner          c/o Golder, Thoma, Cressey, Rauner, Inc.
 Fund IV Limited Partnership            233 South Wacker Drive
                                        Suite 6100
                                        Chicago, IL 60606
                                        Attn: Carl D. Thoma
                                        Telecopy: (312) 382-2201

Thomas S. Johnson                       P.O. Box 273478
                                        Tampa, FL 33688-3478
                                        Telecopy: (813) 264-7877

Raymond Schilling                       P.O. Box 273478
                                        Tampa, FL 33688-3478
                                        Telecopy: (813) 264-7877

                                AMENDMENT NO. 1
                                ---------------
                           TO STOCKHOLDERS AGREEMENT
                           -------------------------


          This AMENDMENT NO. 1 is made as of this 15 day of DECEMBER, 1994 (this "Amendment") by and among Global Imaging Systems Inc., a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV, Limited Partnership, a Delaware limited partnership ("GTCR"), Thomas S. Johnson ("Johnson"), Raymond Schilling ("Schilling") and Arthur C. Felcoff ("Felcoff") ("Felcoff"), to that certain Stockholders Agreement dated as of June 9, 1994 (the "Agreement") among the Company, GTCR, Johnson and Schilling. Terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          1. The Company, GTCR, Johnson and Schilling hereby agree to add to Felcoff as a party to the Agreement. All references to "Stockholders" in the Agreement shall include Felcoff.

          2. The Schedule of Holders attached as Exhibit A to the Agreement shall be amended to add the following:

          Arthur C. Felcoff                  1560 Cable Ranch Road
                                             Suite 200
                                             San Antonio, TX 78245
                                             Telephone: (210) 673-7000
                                             Facsimile: (210) 674-2641

          3. Felcoff hereby agrees to be bound by the terms of the Agreement, as amended by this Amendment.

          4. This Amendment may be executed in counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be executed and delivered by facsimile transmission.

     IN WITNESS WHEREOF, the parties have executed this AMENDMENT NO. 1 as of the day and year first above written.


                                                  GLOBAL IMAGING SYSTEMS INC.


                                                  By:  /s/ Thomas S. Johnson
                                                       ----------------------
                                                       Thomas S. Johnson
                                                       President

                                                  GOLDER, THOMA, CRESSEY, RAUNER
                                                  FUND IV, LIMITED PARTNERSHIP

                                                  By:  GOLDER, THOMA, CRESSEY,
                                                       RAUNER IV, L.P.
                                                       General Partner

                                                  By:  GOLDER, THOMA, CRESSEY,
                                                       RAUNER, INC.
                                                       General Partner

                                                  By:  /s/ Carl D. Thoma
                                                       ----------------------
                                                       Carl D. Thoma
                                                       Authorized Officer

                                                       /s/ Thomas S. Johnson
                                                       ----------------------
                                                       Thomas S. Johnson

                                                       /s/ Raymond Schilling
                                                       ----------------------
                                                       Raymond Schilling


AGREED AND ACCEPTED:


/s/ Arthur C. Felcoff
---------------------
Arthur C. Felcoff

                           JOINDER AND AMENDMENT TO
                            STOCKHOLDERS AGREEMENT
                            ----------------------


     The undersigned James B. Conway ("Conway"), Peter W. Dinan ("Dinan"), Paul
C. Donehue ("Donehue") and Christopher D. Flanagan ("Flanagan") hereby agree effective as of January 31, 1995 to become parties to and to be bound by the terms and conditions of that certain Stockholders Agreement dated June 9, 1994, as amended (the "Agreement") by and among Global Imaging Systems Inc., a Delaware corporation ("Global") and the Stockholders of Global. The Agreement is hereby amended to provide that all references to "Stockholders" in the Agreement shall include Conway, Dinan, Donehue and Flanagan

     Paragraph 6(d) of the Agreement is hereby amended to delete the phrase "two percent (2%)" and to insert the phrase "one percent (1%)" in its place.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder and Amendment to the Stockholders Agreement as of the date first written above.


                                                   /s/ James B. Conway
                                                   ---------------------------
                                                       James B. Conway


                                                   /s/ Peter W. Dinan
                                                   ---------------------------
                                                       Peter W. Dinan


                                                   /s/ Paul C. Donehue
                                                   ---------------------------
                                                       Paul C. Donehue


                                                   /s/ Christopher D. Flanagan
                                                   ---------------------------
                                                       Christopher D. Flanagan

Agreed and Accepted as of
January 31, 1995:

GLOBAL IMAGING SYSTEMS INC.

By:  /s/ Thomas S. Johnson
     ---------------------
     Thomas S. Johnson
     President and Cheif Executive Officer


MAJORITY STOCKHOLDERS:
----------------------

GOLDER, THOMA, CRESSEY, RAUNER
FUND IV LIMITED PARTNERSHIP

By:  Golder, Thoma, Cressey, Rauner IV, L.P.
Its: General Partner

By:  GTCR, Inc.
Its: General Partner


By:  /s/ Carl D. Thoma
     -----------------
     Carl D. Thoma
     Authorized Officer


/s/ Thomas S. Johnson
---------------------
Thomas S. Johnson

                   AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT
                   -----------------------------------------

          THIS AMENDMENT TO NO. 2 TO STOCKHOLDERS AGREEMENT is made as of August 14, 1996 by and among Global Imaging Systems Inc., a Delaware corporation (the "COMPANY"); Golder, Thoma, Cressey, Rauner Fund IV, Limited Partnership, a Delaware limited partnership ("GTCR"); Thomas S. Johnson ("JOHNSON"); Raymond Schilling ("SCHILLING"); Michael Mueller ("MUELLER"); and Jackson National Life Insurance Company, a Michigan life insurance company ("JNL").

                                 WITNESSETH:

          The Company, GTCR, Johnson, Schilling, Mueller, James B. Conway, Paul Donehue, Chris Flanagan, Peter Dinan, L. Neal Berney, Edward Cobb, Raymond Echols, Rodney Reid, Douglas A. Timm, Dennis Cameron, Paul Robichaud, Thomas Kane, Todd Johnson, Michael J. Fitzgibbons, Christopher Groff, Mathew G. Swider, Donald P. Fink, Thresa N. Dunn, Alexis McGhee, Bruce Cook, Terry K. Smith and Crystal E. Smith are parties to a Stockholders Agreement dated June 9, 1994, as amended (the "STOCKHOLDERS AGREEMENT") pursuant to which the Company and such parties have agreed to certain voting arrangements and restrictions on the transfer of their shares of the Company's Common Stock. In order to induce JNL to enter into an Equity Purchase Agreement of even date herewith (the "JNL PURCHASE AGREEMENT"), the Company and each of GTCR and Johnson have agreed to amend the Stockholders Agreement to add JNL as a party thereto. The execution and delivery of this Agreement is a condition to the Closing under the JNL Purchase Agreement.

          Certain Capitalized Terms used herein are defined in the Stockholders Agreement.

          The parties hereto agree as follows:

          1.   AMENDMENTS TO STOCKHOLDERS AGREEMENT.

          1.1  PREAMBLE. The first paragraph of the Stockholders Agreements is
               --------
hereby amended to add the phrase "the Class C Common Stock, $.01 par value per share ("CLASS C COMMON")," after "("CLASS A COMMON")," in the fourth line of such paragraph. In addition, the first paragraph is further amended to add the phrase ",Class C Common" after the first word "Common" in the sixth line of such paragraph.

          1.2  VOTING. Paragraph 1 of the Stockholders Agreement is hereby
               ------
amended and restated in its entirety to read as follows:

               "1.  BOARD OF DIRECTORS.
                    ------------------

                    (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of his or its Common Stock and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                      (i) the authorized number of directors on the Board shall be established at five (5) directors;

                      (ii)    the following persons shall be elected to the
               Board:

                              (A) three representatives designated by GTCR, so long as GTCR remains a Qualified Holder,

                              (B) the Chief Executive Officer of the Company, and

                              (C) one representative designated by JNL (which designee shall be Bruce Gorchow; any subsequent replacement designee shall be subject to the approval of GTCR, as lon as GTCR remains a Qualified Holder), so long as JNL owns at least 50% of the JNL Stockholder Shares.

                      (iii) the composition of the board of directions of each of the Company's subsidiaries (a "SUB BOARD") shall be the same as that of the Board, unless a different composition is approved by at least 75% of the members of the Board;

                      (iv) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder shall be effective only upon the written request of the party entitled to designate such representative pursuant to paragraph 1(a)(ii) above; provided that (a) if GTCR ceases to be a Qualified Holder, any directors designated by GTCR may be removed by vote of the Stockholders holding a majority of the Stockholder Shares or (b) if JNL ceases to own at least 50% of the JNL Stockholder Shares, the director designated by JNL may be removed by vote of the Stockholders holding a majority of the Stockholder Shares; and

                      (v) in the event that any representative designated pursuant to paragraph 1(a)(ii) for any reason ceases to serve as a member of the Board or a Sub Board during his term of office (other than a removal described in the proviso set forth in 1(a)(iv) above), the resulting vacancy on the Board or a Sub Board shall be filled by a representative designated pursuant to paragraph 1(a)(ii), and, in the case of GTCR ceasing to be a Qualified Holder or JNL ceasing to own at least 50% of the JNL Stockholder Shares, any resulting vacancy shall be filled by the Stockholders, determined by a vote of the Stockholders holding a majority of the Stockholder Shares then outstanding; and

                         (vi) in the event that GTCR elects not to designate any of the directors which it is entitled to designate in accordance with paragraph 1(a)(ii) above, the Stockholders agree not to vote to fill such vacancy other than with an individual designated by GTCR, as provided in paragraph 1(a)(ii).

                    (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or a Sub Board or discharging any of such director's duties as a director of the Company or a Sub Board.

                    (c) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof unless extended by the parties hereto in accordance with Section 218 of the Delaware General Corporation Law or (ii) a Qualified Public Offering.

                    (d) So long as JNL holds at least 1% of the shares of any class of the Company's outstanding Stockholder Shares, JNL shall receive notice of and will be entitled to have one (1) representative attend all meetings of the Board (whether in person or by telephone); provided, however, in the event JNL's representative director is unable to attend the Board meeting, two individuals designated by JNL shall be invited to attend as observers of such meeting. Notice of any meeting of the Board shall be given to JNL at the same time and in the same manner as it is given to the Company's directors.

                    (e) The Company shall hold meetings of the Board at least quarterly during the term of this Agreement."

          1.3  TRANSFERS WHILE CLASS A COMMON IS OUTSTANDING. Subparagraph 2(d)
               ---------------------------------------------
of the Stockholders Agreement is hereby amended to (i) delete the phrase "in good faith by the Company's Board after" in the fourth and fifth lines from the end of such subparagraph and to replace it with the word "by," and (ii) change the Section reference in the last line from Section 4.2.2(iii) to Section
                                            -----------------     -------
5.2.2(iii) of the Company's Certificate of Incorporation.
---------

          1.4  PERMITTED TRANSFERS. Subparagraph 2(e) of the Stockholders
               --------------------
Agreement is hereby amended to delete clauses (iii) and (iv) of the first sentence and to replace it with the following:

          "or (iii) a Transfer by JNL of Stockholder Shares to any Person in connection with a pro rata transfer of Senior Notes to such Person, provided, that such transferee agrees to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement."

     1.5  SALE OF THE COMPANY.
          -------------------

          (a) Subparagraph 5(a) of the Stockholders Agreement is hereby amended to add the following provision at the end of the sentence:

               ";provided, however, that no Stockholder shall be required (i) to
                 --------  -------
     incur aggregate indemnification liability in connection with such an Approved Sale greater than the value of the consideration to be received by such Stockholder in connection with such sale, (ii) to incur indemnification liability in a proportion which is greater that such Stockholder's pro rata share of the proceeds of such Approved Sale with respect to breaches of representations and warranties regarding matters other than such Stockholder and the securities purported to be held by such Stockholder, (iii) to pay incidental or consequential damages with respect to breaches of representations and warranties which were not known by such Stockholder, but which were known by any other Stockholder, to be untrue in any material respect when made, (iv) to make representations or warranties with respect to any matter not relating to the Company, its Subsidiaries, such Stockholder, or the securities purported to be held by such Stockholder, which are not qualified as to such Stockholder's actual knowledge. Each Stockholder will use its best efforts to cooperate in such Approved Sale and will take all necessary and desirable actions in connection with the consummation of such Approved Sale as are reasonably requested by the Company; provided that the reasonable out-of-pocket
                               --------
     expense incurred by any such Stockholder in the ordinary course of complying with this subparagraph 5(a) (including reasonable attorneys'
                         -----------------
     fees) shall be paid for or reimbursed by the Company.

          (b) Subparagraph 5(c) of the Stockholder's Agreement is hereby amended to add the following clause (vi) to the end of such subparagraph:

               "and (vi) except with the prior written consent of the holders of a majority of the JNL Stockholder Shares, the Approved Sale shall be made for an aggregate consideration (which consideration must consist of cash or other marketable securities which may legally be held by the holders of JNL Stockholder Shares and which are not deemed to be an Illegal Investment) not less than the "Fair Market Value" of the Company as of the date of the Company's most recent Financial Statements (such "FAIR MARKET VALUE" to be determined by an independent appraiser or investment banker jointly selected by the Company and JNL)."

          1.6  PREEMPTIVE RIGHTS.
               -----------------

               (a) Subparagraph 6(a) of the Stockholders Agreement is hereby amended to add the following phrase after the end of clause (i) of such subparagraph:

                    "or the JNL Purchase Agreement or 1,354.17 shares of Class A and 240.13 shares of Class B Common Stock contemplated to be issued to Green, Manning & Bunch" ("GMB") (together with any Common Stock purchased by GMB pursuant to any preemptive rights granted to GMB in connection with such issuance); provided, however, that
                                          --------  -------
          notwithstanding the foregoing, if after the date of the JNL Purchase Agreement GTCR and/or Thomas S. Johnson ("JOHNSON") purchase additional shares of Class A Common Stock pursuant to the Purchase Agreement, JNL shall have the right under this Section 6 to purchase
                                                         ---------
          its proportionate share of Class A Common Stock for a price of $90.00 per share (i.e., the same per share price for such securities provided
                     ----
          for the JNL Purchase Agreement with respect to the Class A Common Stock JNL purchased upon consummation thereof) up to a total number of shares as is necessary, when taken together with the number of shares of Class C Common Stock purchased by JNL pursuant to subparagraph (g)
                                                               ----------------
          below, to maintain JNL's Common Stock ownership in the Company;"

               (b) Subparagraph 6(a) of the Stockholders Agreement is hereby amended to add the following sentence at the end of such subparagraph:

                    "Notwithstanding the foregoing, the exemptions provided in clauses (iii), (iv) and (vi) above shall not apply to securities issued to GTCR and its Affiliates."

               (c) Subparagraph 6(d) of the Stockholders Agreement is hereby amended to delete "The" in the first line of such subparagraph and to replace it with the following:

               "Except for the holders of the JNL Stockholder Shares, the"

               (d) New subparagraphs "(f)" and "(g)" are hereby added to the end of paragraph 6 of the Stockholders Agreement:

                    "(f) For purposes of this paragraph 6, all references to "Class B Common" shall be deemed to include all outstanding shares of Class C Common assuming they have been converted into Class B Common.

                    (g) If after the date of the JNL Purchase Agreement, GTCR and/or Johnson purchase additional shares of Class A Common Stock in partial or complete fulfillment of their total $20,500,000 commitment pursuant to the Purchase Agreement, and JNL exercises its preemptive right to purchase its proportionate share of additional shares of Class A Common Stock in accordance with the terms of subparagraph (a)(i) of this Section 6, then
                            -------------------         ---------
          simultaneously with such purchase by JNL, JNL shall have the right to purchase additional Class C Common Stock for a price of $13.014 per share (i.e., the same per share price for such securities provided for
                 ----
          in the JNL Purchase Agreement with respect to the Class C Common Stock JNL purchased upon consummation thereof) up to a total number of shares as is necessary, when taken together with the shares of Class A Common Stock purchased by JNL pursuant to subparagraph (a)(i) of this
                                                    -------------------
          Section 6, to maintain JNL's Common Stock ownership in the Company;
          ---------
          provided, however, that in exercising its rights pursuant to this
          --------  -------
          subparagraph (g) and subparagraph (a)(i) of this Section 6, JNL will
          ----------------     -------------------         ---------
          maintain its 97.5%/2.5% ownership split as between its Class A and Class C Common Stock. The terms of such purchase shall otherwise be in accordance with the terms of the JNL Purchase Agreement as though such agreement pertained to such Class C Common Stock so purchased by JNL, and the terms of the JNL Purchase Agreement are incorporated herein by this reference."

          1.7  DEFINITIONS.
               -----------

               (a) Paragraph 7 of the Stockholders Agreement is hereby amended to add the following language at the end of the definition of "Affiliate":

                    ";provided, however, that an "Affiliate" will not mean any
                      --------  -------
          entity in which GTCR is an investor other than an investment fund in which GTCR (or its Affiliates) serve as managing general partner"

               (b) The definition of "COMMON STOCK" in paragraph 7 of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

          "COMMON STOCK" means collectively the Company's Class A Common, Class B Common and Class C Common.

               (c) The definition of "INDEPENDENT THIRD PARTY" in paragraph 7 of the Stockholders Agreement is amended to delete the word "person" in the first line of such definition and to replace it with the phrase "Person, together with its Affiliates (other than any Qualified Holder),"

               (d) The definition of "PRO RATA SHARE" in paragraph 7 of the Stockholders Agreement is hereby amended to add the following sentence at the end of such definition:

                    "For purposes of this definition, all outstanding shares of Class C Common shall be deemed to be converted into shares of Class B Common."

               (e) The definition of "QUALIFIED HOLDER" in paragraph 7 of the Stockholders Agreement is hereby amended to delete "20%" in the second line of such definition and to replace it with "50%".

               (f) The definition of "QUALIFIED PUBLIC OFFERING" in paragraph 7 of the Stockholders Agreement is hereby amended to delete the number "$5 million" and to replace it with "$20 million".

               (g) The definition of "SIGNIFICANT TRANSFER" in hereby amended and restated in its entirety to read as follows:

                    "SIGNIFICANT TRANSFER" shall mean a Transfer in one transaction or a series of transactions (other than to a Permitted Transferee) of then outstanding Stockholder Shares by a Qualified Holder, GTCR, Thomas Johnson, JNL, an executive officer of the Company or any holder of more than two percent (2%) of the then outstanding Stockholder Shares.

               (h) The definition of "STOCKHOLDER SHARES" in paragraph 7 of the Stockholders Agreement is hereby amended to add the phrase "and all outstanding shares of Class C Common shall be deemed to have been converted into Class B Common" to the end of such definition.

          1.8  NEW DEFINITIONS. Paragraph 7 of the Stockholders Agreement is
               ---------------
hereby amended to add the following new definitions to such paragraph:

                    "ILLEGAL INVESTMENT" means any investment or other property with respect to which none of JNL nor any Affiliate of either of them is permitted to loan or invest their funds, buy, sell, hold title to, possess, occupy, pledge, convey, manage, protect, insure, or otherwise deal with pursuant to Section 500.901 through 500.8184 of the Michigan Administrative Code, as amended (the "INSURANCE CODE"), notwithstanding the availability under any applicable asset thresholds or reserve baskets set forth in such Insurance Code sections pursuant to which JNL, or any such Affiliate would otherwise be able to hold such investment or property, other than those baskets and/or thresholds the availability of or under which is already reduced by JNL's or any such Affiliate's existing equity investments in the Company.

                    "JNL" means Jackson National Life Insurance Company and its successors and Affiliates.

                    "JNL PURCHASE AGREEMENT" means that certain Equity Purchase Agreement between the Company and JNL dated August 14, 1996, as amended from time to time."

                    "JNL STOCKHOLDER SHARES" shall mean any Stockholder Shares initially issued to JNL under the JNL Purchase Agreement and any shares transferred by JNL thereafter to any Permitted Transferee.

                    "SENIOR NOTES" shall mean the Notes issued to JNL pursuant to that certain credit agreement dated August 14, 1996, as amended from time to time, among PPM America, INC., JNL, the Company and certain subsidiaries of the Company."

          1.9  TRANSFERS IN VIOLATION OF THIS AGREEMENT. Paragraph 8 of the
               ----------------------------------------
Stockholders Agreement is hereby amended to add the following sentence at the beginning of such paragraph:

                    "Prior to transferring any Stockholder Shares to any Person, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement."

          1.10 AMENDMENTS AND WAIVERS. Paragraph 9 of the Stockholders Agreement
               ----------------------
is hereby amended to add the phrase "the holders of a majority of the JNL Stockholders Shares" after the phrase "the Qualified Holders," in the fourth line of such paragraph. In addition, the parenthetical "(other than the Class C Common") "is hereby added after the word "Stock" in the fifth line of such Paragraph.

          1.11 NEW PARAGRAPHS. The following new paragraphs 20 and 21 is hereby
               --------------
added to the end of such Agreement:

                    "20. PUBLIC OFFERING. In the event that the Board and GTCR
                         ---------------
          approve a Qualified Public Offering, the holders of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Qualified Public Offering. In the event that such Qualified Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure shall adversely affect the marketability of the offering, each holder of Stockholder Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of any class of Stockholder Shares into securities that the managing underwriters, the Board and GTCR find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Qualified Public Offering.

                    21.  AGREEMENT TO CONVERT CLASS A COMMON. In the event that
                         -----------------------------------
          not all of the outstanding shares of Class A Common are redeemed in connection with a Qualified Public Offering, each of the holders of the Stockholders Shares hereby agree to cause the Company to amend its Amended and Restated Certificate of Incorporation in order to provide for the conversion of the Class A Common into shares of Class B Common (or Class C Common for the holders of JNL Stockholder Shares at the holder's option). Such conversion will be effected as follows:

                    Each Share of outstanding Class A Common will be converted into the right to receive a number of shares of Class B Common (or Class C Common for the holders of JNL Stockholder Shares at the holder's option) equal to the sum of (i) the Preferred Amount and (ii) the Common Amount.

                    For purposes of this paragraph 21. the "Preferred Amount" shall mean the number of shares of Class B Common or Class C Common, as the case may be, equal to the quotient by dividing (i) the sum of
          (A) $90 and (B) the Unpaid Yield on such share of Class A Common, by
          (ii) the product of (A) the Market Price and (B) 80%. For purposes of this definition, the "Market Price" shall mean the good faith determination of the managing underwriters of the Company's initial Qualified Public Offering of the initial public offering price of the Class B Common after taking into account the conversion and/or redemption of the Class A Common in full.

                    For purposes of this paragraph 21, the "Common Amount" shall mean the number of shares of Class B Common or Class C Common, as the case may be, determined by the following formula:

               Common Amount = (OBC divided by 9) divided by OA

          WHERE:

               OBC  =  The number of outstanding shares of Class B Common and
                       Class C Common on a fully-diluted basis immediately prior to conversion of the Class A Common.

               OA   =  The number of outstanding shares of Class A Common on a fully-diluted basis immediately prior to conversion of the Class A Common.

          For example:

          If there are 50,000 outstanding shares of Class B Common, 5,000 outstanding shares of Class C Common and 50,000 shares of Class A Common, the aggregate Yield on such share of Class A Common is $25 and the Market Price is $20, then:

          The Preferred Amount will equal:

               Preferred Amount = ($90 + 25) divided by (20 x .8)

               Preferred Amount = 115/16

               Preferred Amount = 7.1875 shares of Class B Common

          The Common Amount will equal:

               Common Amount = (55,000 divided by 9) divided by 50,000

               Common Amount = 6,111.111 divided by 50,000

               Common Amount = .122 shares of Class B Common Stock


                    Thus the holder of such Class A Common Share will be entitled to receive the sum of (i) 7.185 shares of Class B Common and
          (ii) .122 shares of Class B Common or 7.307 shares of Class B Common Stock."

          1.12   SCHEDULE OF HOLDERS. The Schedule of Holders to the
                 -------------------
Stockholders Agreement is hereby amended to be in the form attached hereto as Exhibit A. All references to "Stockholders" in the Stockholders Agreement shall
---------
include all parties listed on the Schedule of Holders including "Jackson National Life Insurance Company, a Michigan life insurance company".

          2. EFFECT OF THE AMENDMENT. All references to the Stockholders Agreement in the Purchase Agreement of the JNL Purchase Agreement or any related document shall mean the Stockholders Agreement as amended by this Amendment. Except as specifically amended above, the Stockholders Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

          3. DESCRIPTIVE HEADINGS. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

          4. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

          5. COUNTERPARTS. This Amendment may be executed and delivered in counterparts, each of which shall constitute an original, and all of which together shall constitute one Amendment.

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Stockholders Agreement as of the date first written above.

                                         GLOBAL IMAGING SYSTEMS INC.

                                         By: /s/ Raymond Schilling
                                            --------------------------------
                                         Its: CFO
                                             -------------------------------


                                         GOLDER, THOMA, CRESSEY, RAUNER
                                         FUND IV, LIMITED PARTNERSHIP

                                         By: GTCR IV, L.P.
                                             General Partner

                                         By: Golder, Thoma, Cressey, Rauner Inc.
                                             General Partner

                                         By: /s/ Carl D. Thoma
                                             -------------------------------
                                         Its:_______________________________


                                         /s/ Thomas S. Johnson
                                         -----------------------------------
                                         THOMAS S. JOHNSON



                                         /s/ Raymond Schilling
                                         -----------------------------------
                                         RAYMOND SCHILLING


                                         /s/ Michael Mueller
                                         -----------------------------------
                                         MICHAEL MUELLER


                                    FOR: JACKSON NATIONAL LIFE INSURANCE
                                         COMPANY

                                         By: PPM America, Inc. as its Agent

                                         By: /s/ BEN JAMES
                                            --------------------------------
                                         Its: Vice President
                                              ------------------------------

                                     -10-